Ibotta Reports First Quarter 2025 Financial Results

Grew revenue by 3% year-over-year to $84.6 million

Grew redemption revenue by 8% year-over-year to $73.4 million

Generated net income of $0.6 million, representing net income as a percent of revenue of 1%, and Adjusted EBITDA of $14.7 million, representing a 17% Adjusted EBITDA margin

Generated cash from operating activities of $19.9 million and free cash flow of $14.9 million

DENVER, May 14, 2025 (Business Wire) -- Ibotta, Inc. (NYSE: IBTA), which operates the largest digital promotions network in North America, today announced financial results for the first quarter ended March 31, 2025.

“We made significant progress in the first quarter in establishing Ibotta as the first full-service performance marketing platform for the CPG industry,” said Ibotta CEO and founder, Bryan Leach. “We ran successful campaigns with two of the largest CPG companies in the world and showed how our latest capabilities can deliver profitable revenue growth at scale. We also expanded our pilot program to a select number of new clients, with an ambitious roadmap to scale to our full client base in the future. We are excited to demonstrate the power of applying performance marketing to a massive industry that has never had it before.”

First Quarter 2025 Financial Highlights:

•Total revenue of $84.6 million, representing year-over-year growth of 3%.
•Total redemption revenue of $73.4 million, an increase of 8% year-over-year.
•During the quarter, the IPN had 17.1 million redeemers, compared to 12.5 million redeemers in the first quarter of 2024, an increase of 37% year-over-year. The primary driver of year-over-year growth was the launch of Instacart during the fourth quarter of 2024, like-for-like growth of Walmart’s audience, and the launch of Family Dollar in Q2 of 2024.
•Increased redemptions to 82.8 million, compared to 71.5 million in the first quarter of 2024, an increase of 16% year-over-year.
•Generated net income of $0.6 million, representing net income as a percent of revenue of 1%, and adjusted net income of $12.1 million, representing adjusted net income as a percent of revenue of 14%.
•Delivered Adjusted EBITDA of $14.7 million, representing an Adjusted EBITDA margin of 17%.
•Generated cash from operating activities of $19.9 million and free cash flow of $14.9 million.
•Repurchased 1.8 million shares for a total of $72.7 million at an average price per share of $39.47, exclusive of broker commissions and excise tax.

The following table summarizes the Company’s financial results for the three months ended March 31, 2025 and 2024:

	Three months ended March 31,
	2025	2024	% Change

	(in thousands, except per share figures and percentages)
GAAP Results
Redemption revenue	$73,399	$67,989	8%
Revenue	$84,574	$82,327	3%
Net income	$555	$9,297	(94)%
Net income per share, diluted	$0.02	$0.33	(95)%
Net income as a percent of revenue	1%	11%

Non-GAAP Results
Adjusted EBITDA	$14,673	$22,659	(35)%
Adjusted EBITDA margin	17%	28%
Adjusted net income	$12,109	$15,398	(21)%
Adjusted net income per share, diluted	$0.36	$0.54	(33)%

The following table summarizes the Company’s performance metrics for the three months ended March 31, 2025 and 2024:

	Three months ended March 31,
	2025	2024	% Change

	(in thousands, except per share figures and percentages)
Performance Metrics
Redemptions:
Direct-to-consumer redemptions	21,629	27,675	(22)%
Third-party publisher redemptions	61,211	43,791	40%
Total redemptions	82,840	71,466	16%
Redeemers:
Direct-to-consumer redeemers	1,656	1,928	(14)%
Third-party publisher redeemers	15,433	10,559	46%
Total redeemers	17,089	12,487	37%
Redemptions per redeemer:
Direct-to-consumer redemptions per redeemer	13.1	14.4	(9)%
Third-party publisher redemptions per redeemer	4.0	4.1	(4)%
Total redemptions per redeemer	4.8	5.7	(15)%
Redemption revenue per redemption:
Direct-to-consumer redemption revenue per redemption	$1.17	$1.19	(2)%
Third-party publisher redemption revenue per redemption	$0.79	$0.80	(2)%
Total redemption revenue per redemption	$0.89	$0.95	(7)%

Note that certain figures shown above may not recalculate due to rounding.

First Quarter 2025 Business Highlights:

•Chris Riedy joined Ibotta as Chief Revenue Officer beginning on January 13, 2025.
•Announced a multi-year partnership with DoorDash to provide DoorDash customers with access to Ibotta’s industry-leading catalog of digital offers.
•Subsequent to the quarter-end, our digital offers became live to most customers on DoorDash with an expectation for the rollout to be completed in the near future.
•Successfully launched our first CPID-based campaigns with two leading CPG clients.

Financial Guidance:

Second quarter 2025 outlook summary:

•Revenue of $86.5 - $92.5 million, a year-over-year increase of 2% at the midpoint
•Adjusted EBITDA of $17.0 - $22.0 million, representing a margin of 22% at the midpoint.

Guidance for Adjusted EBITDA is earnings before interest (income) expense, net, provision for (benefit from) income tax, and depreciation and amortization, and excludes stock-based compensation, change in fair value of derivative, restructuring charges, and other expense, net. We have not reconciled Adjusted EBITDA to GAAP net income for our guidance because we do not provide guidance on GAAP net income and would not be able to present the various reconciling cash and non-cash items between the GAAP and non-GAAP financial measures since certain items that impact these measures are uncertain or out of our control, or cannot be reasonably predicted, including share-based compensation expense, without unreasonable effort. The actual amounts of such reconciling items could have a significant impact on the Company's GAAP net income.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income as a percent of revenue, adjusted diluted net income per share and free cash flow that supplement the condensed financial statements of the Company prepared under generally accepted accounting principles (GAAP). The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please see the accompanying tables for reconciliations of these non-GAAP financial measures to their nearest GAAP equivalents.

Adjusted EBITDA is earnings before interest (income) expense, net, provision for (benefit from) income tax, and depreciation and amortization, and excludes stock-based compensation, change in fair value of derivative, restructuring charges, and other expense, net. Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percent of revenue. Adjusted net income excludes stock-based compensation, change in fair value of derivative, restructuring charges, and the related income tax effects. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments). Adjusted diluted net income per share is calculated as adjusted net income divided by diluted weighted average common shares outstanding. Free cash flow is defined as cash provided by operating activities, less additions to property and equipment and capitalization of software development costs.

The Company's management believes that these non-GAAP measures can assist investors in evaluating the Company's operational trends, financial performance, and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures versus their nearest GAAP equivalents. The Company’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. These non-GAAP measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but are included solely for informational and comparative purposes. Non-GAAP financial measures are subject to limitations and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. In light of these limitations, management also reviews the specific items that are excluded from our non-GAAP measures, as well as trends in these items.

First Quarter 2025 Financial Results Webcast and Conference Call Details

When:	Wednesday, May 14, 2025 at 2:30 p.m. MT/ 4:30 p.m. ET
Webcast:	ir.ibotta.com/q12025

Key Business Terms and Notes

Ibotta Performance Network (IPN): An AI-enabled technology platform that allows CPG brands to deliver digital promotions to consumers via a network of publishers, in a coordinated fashion and on a fee-per-sale basis.

Redeemers: A consumer who has redeemed at least one digital offer within the time period specified. If a consumer were to redeem on more than one publisher during that period, they would be counted as multiple redeemers. Year-to-date redeemers are calculated as the average of current year quarter-to-date redeemers.

Redemptions: A verified purchase of an item qualifying for an offer by a client on the IPN.

Redemption Revenue: The Company’s customers promote their products and services to consumers through cash back offers on the IPN. The Company earns a fee per redemption which is recognized in the period in which the redemption occurred. The Company may also charge fees to set up a redemption campaign which are deferred and recognized over the average duration of historical redemption campaigns.

About Ibotta ("I bought a...")

Ibotta (NYSE: IBTA) is a leading performance marketing platform allowing brands to deliver digital promotions to over 200 million consumers through a network of publishers called the Ibotta Performance Network (IPN). The IPN allows marketers to influence what people buy, and where and how often they shop – all while paying only when their campaigns directly result in a sale. American shoppers have earned over $2.4 billion through the IPN since 2012. The largest tech IPO in history to come out of Colorado, Ibotta is headquartered in Denver, and is continually listed as a top place to work by The Denver Post and Inc. Magazine.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements relating to expectations concerning matters that are not historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements by our CEO and founder about our ability to transition our product and go-to-market, and the Company’s financial guidance, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These and other factors are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof, except as required by law.

Ibotta, Inc.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	Three months ended March 31,
	2025	2024
Revenue	$84,574	$82,327
Cost of revenue(1)	17,092	10,515
Gross profit	67,482	71,812
Operating expenses(1):
Sales and marketing(2)	29,858	28,129
Research and development	18,069	13,641
General and administrative	21,386	13,154
Depreciation and amortization	972	983
Total operating expenses	70,285	55,907
(Loss) income from operations	(2,803)	15,905
Interest income (expense), net	3,685	(1,805)
Other expense, net	(399)	(1,702)
Income before benefit from (provision for) income taxes	483	12,398
Benefit from (provision for) income taxes	72	(3,101)
Net income	$555	$9,297
Net income per share:
Basic	$0.02	$1.00
Diluted	$0.02	$0.33
Weighted average common shares outstanding:
Basic	30,779,430	9,310,928
Diluted	33,218,817	28,356,797

(1)Amounts include stock-based compensation expense as follows (in thousands):

	Three months ended March 31,
	2025	2024
Cost of revenue	$657	$158
Sales and marketing(2)	5,129	3,622
Research and development	3,147	553
General and administrative	4,819	512
Total stock-based compensation expense	$13,752	$4,845

(2)Stock-based compensation expense included in sales and marketing includes common stock warrant expense of $2.2 million and $3.0 million recognized during the three months ended March 31, 2025 and 2024, respectively.

Ibotta, Inc.
CONDENSED BALANCE SHEETS
(In thousands)

	March 31, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$297,125	$349,282
Restricted cash	408	408
Accounts receivable, net	206,159	220,883
Prepaid expenses and other current assets	24,294	11,168
Total current assets	527,986	581,741
Property and equipment, net	4,441	1,951
Capitalized software development costs, net	17,573	16,201
Equity investment	4,531	4,531
Deferred tax assets, net	73,211	73,211
Operating lease assets	10,730	—
Other long-term assets	792	794
Total assets	$639,264	$678,429
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,303	$7,160
Due to third-party publishers	86,531	93,982
Deferred revenue	5,576	4,964
User redemption liability	72,481	74,006
Accrued expenses	15,133	17,965
Other current liabilities	5,480	6,088
Total current liabilities	196,504	204,165
Long-term liabilities:
Operating lease liabilities, long-term	24,510	—
Unrecognized tax benefits, long-term	16,974	16,981
Total liabilities	237,988	221,146
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	—	—
Class B common stock	—	—
Additional paid-in capital	645,896	629,050
Treasury stock	(104,729)	(31,321)
Accumulated deficit	(139,891)	(140,446)
Total stockholders' equity	401,276	457,283
Total liabilities and stockholders' equity	$639,264	$678,429

Ibotta, Inc.
CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three months ended March 31,
	2025	2024
Operating activities
Net income	$555	$9,297
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,165	1,909
Impairment of capitalized software development costs	164	92
Stock-based compensation expense	11,591	1,814
Common stock warrant expense	2,161	3,031
Credit loss expense	418	81
Amortization of debt discount and issuance costs	38	826
Change in fair value of convertible notes derivative liability	—	1,700
Other	4	(3)
Changes in assets and liabilities:
Accounts receivable	14,311	19,925
Other current and long-term assets	(23,890)	(2,136)
Accounts payable	273	(1,214)
Due to third-party publishers	(7,451)	(5,632)
Accrued expenses	(3,559)	(10,197)
Deferred revenue	612	1,562
User redemption liability	(1,525)	(1,541)
Other current and long-term liabilities	23,993	(148)
Net cash provided by operating activities	19,860	19,366
Investing activities
Additions to property and equipment	(1,894)	(152)
Additions to capitalized software development costs	(3,074)	(2,315)
Net cash used in investing activities	(4,968)	(2,467)
Financing activities
Proceeds from exercise of stock options	3,360	1,799
Debt issuance costs	(2)	—
Deferred offering costs	—	(1,700)
Purchase of treasury stock	(69,778)	—
Taxes paid related to net share settlement of equity awards	(629)	—
Other financing activities	—	(90)
Net cash (used in) provided by financing activities	(67,049)	9
Net change in cash, cash equivalents, and restricted cash	(52,157)	16,908
Cash, cash equivalents, and restricted cash, beginning of period	349,690	62,591
Cash, cash equivalents, and restricted cash, end of period	$297,533	$79,499

The following table disaggregates the Company’s direct-to-consumer and third-party publishers revenue by redemption and ad & other revenue:

Supplemental Revenue Detail

	Three months ended March 31,
	2025	2024	% Change
	(in thousands, except percentages)
Direct-to-consumer revenue
Redemption revenue	$25,204	$32,982	(24)%
Ad & other revenue	11,175	14,338	(22)%
Total direct-to-consumer revenue	36,379	47,320	(23)%
Third-party publishers revenue
Redemption revenue	48,195	35,007	38%
Ad & other revenue	—	—	—%
Total third-party publishers revenue	48,195	35,007	38%
Total
Redemption revenue	73,399	67,989	8%
Ad & other revenue	11,175	14,338	(22)%
Total revenue	$84,574	$82,327	3%

Non-GAAP Financial Metrics
(In thousands, except shares, per share amounts, and percentages)
The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release:

Reconciliation of Adjusted EBITDA

	Three months ended March 31,
	2025	2024
Net income	$555	$9,297
Add (deduct):
Interest (income) expense, net	(3,685)	1,805
Depreciation and amortization	2,165	1,909
Stock-based compensation	13,752	4,845
Change in fair value of derivative	—	1,700
Restructuring charges	1,559	—
(Benefit from) provision for income taxes	(72)	3,101
Other expense, net	399	2
Adjusted EBITDA	$14,673	$22,659
Revenue	$84,574	$82,327
Net income as a percent of revenue	1%	11%
Adjusted EBITDA margin	17%	28%

Reconciliation of Adjusted Net Income

	Three months ended March 31,
	2025	2024
Net income	$555	$9,297
Stock-based compensation	13,752	4,845
Change in fair value of derivative	—	1,700
Restructuring charges	1,559	—
Adjustment for income taxes	(3,757)	(444)
Adjusted net income	$12,109	$15,398
Revenue	$84,574	$82,327
Adjusted net income as a percent of revenue	14%	19%

Weighted average common shares outstanding, diluted	33,218,817	28,356,797
Net income per share, diluted	$0.02	$0.33
Adjusted net income per share, diluted	$0.36	$0.54

Reconciliation of Free Cash Flow

	Three months ended March 31,
	2025	2024
Net cash provided by (used in) operating activities	$19,860	$19,366
Additions to property and equipment	(1,894)	(152)
Additions to capitalized software development costs	(3,074)	(2,315)
Free cash flow	$14,892	$16,899

Contact

Corporate Communications
Hilary O’Byrne, hilary.obyrne@ibotta.com

Investor Relations
Shalin Patel, shalin.patel@ibotta.com